Parks & Company, LLC
Certified Public Accountants & Consultants
1761 W. Hillsboro Boulevard, Suite 326
Deerfield Beach, FL 33442	Phone (954) 719-7569
www.parkscpas.com	Fax (954) 719-3704

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (“Registration Statement”) of TherapeuticsMD, Inc. of our report dated February 28, 2012 relating to our audit of the December 31, 2010 financial statements of VitamedMD, LLC.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

Certified Public Accountants

Deerfield Beach, Florida

January 24, 2014